AGREEMENT AND PLAN OF MERGER

                                By and Among

                                PAYCHEX, INC.

                            PAYCHEX MERGER CORP.

                      NATIONAL BUSINESS SOLUTIONS, INC.

                              STUART G. LASHER

                              STEVEN M. ESRICK

                               GLENN H. SINGER

                                     and

                          ROBERT P. BAERWALDE, JR.



                                    dated

                                June 25, 1996

                              TABLE OF CONTENTS

                                                                        Page

1.  Definitions                                                             2

2.  Basic Transaction                                                       6
      (a)  The Merger                                                       6
      (b)  The Closing                                                      6
      (c)  Actions at the Closing                                           7
      (d)  Effect of Merger                                                 8
      (e)  Share Consideration, Conversion
           or Cancellation of Shares in the Merger                          8
      (f)  Procedure for Payment                                            9
      (g)  Closing of NBS Transfer Records                                  9
      (h)  Registration                                                     9

3.  Representations and Warranties Concerning the Transaction               9
      (a)  Representations and Warranties of the Shareholders               9
      (b)  Representations and Warranties of Paychex and Paychex
           Merger Corp                                                     11

4.  Representations and Warranties Concerning NBS
    and the Affiliated Companies                                           13
      (a)  Organization, Qualification, and Corporate Power                13
      (b)  Capitalization                                                  13
      (c)  Noncontravention                                                14
      (d)  Brokers' Fees                                                   14
      (e)  Title to Assets                                                 14
      (f)  Subsidiaries and Affiliated Companies                           14
      (g)  Financial Statements                                            15
      (h)  Events Subsequent to Most Recent Fiscal Year End                15
      (i)  Undisclosed Liabilities                                         17
      (j)  Legal Compliance                                                17
      (k)  Tax Matters                                                     18
      (l)  Real Property                                                   19
      (m)  Intellectual Property                                           21
      (n)  Tangible Assets                                                 23
      (o)  Reserved                                                        23
      (p)  Contracts                                                       23
      (q)  Notes and Accounts Receivable                                   24
      (r)  Powers of Attorney                                              24
      (s)  Insurance                                                       24
      (t)  Litigation                                                      25
      (u)  Employee Claims                                                 25
      (v)  Client Claims                                                   25
      (w)  Employees                                                       25
      (x)  Employee Benefits                                               25
      (y)  Guaranties                                                      28
      (z)  Environment, Health, and Safety                                 28
     (aa)  Certain Business Relationships with NBS
           and the Affiliated Companies                                    29
     (ab)  Disclosure                                                      29
     (ac)  Intent                                                          29
     (ad)  Continuity of Business Enterprise                               29

5. Pre-Closing Covenants                                                   29
     (a)   General                                                         30
     (b)   Notices and Consents                                            30
     (c)   Operation of business/S Corporation Distributions               30
     (d)   Preservation of Business                                        30
     (e)   Full Access                                                     30
     (f)   Notice of Developments                                          31
     (g)   Exclusivity                                                     31
     (h)   Share Exchanges                                                 31
     (i)   Termination of Agreements                                       31
     (j)   Payment of Amounts Owed                                         32

6.  Post-Closing Covenants                                                 32
     (a)   General                                                         32
     (b)   Litigation Support                                              32
     (c)   Transition                                                      32
     (d)   Taxes                                                           33
     (e)   Confidentiality                                                 33
     (f)   Covenants Not to Compete                                        34
     (g)   Paychex Shares                                                  34

6.A.       Pooling, Covenants and Representation                           35

7.  Conditions to Obligation to Close                                      36
     (a)   Conditions to Obligation of Paychex and Paychex Merger Corp.    36
     (b)   Conditions to Obligation of NBS and the Shareholders            37

8.  Remedies for Breaches of This Agreement                                38
     (a)   Survival of Representations and Warranties/Limitations
           of Adverse Consequences                                         38
     (b)   Indemnification Provisions for Benefit of Paychex               38
     (c)   Indemnification Provisions for Benefit of the Shareholders      38
     (d)   Matters Involving Third Parties                                 41
     (e)   Notice                                                          42
     (f)   Other Indemnification Provisions                                42

9.  Termination                                                            42
     (a)   Termination of Agreement                                        42
     (b)   Effect of Termination                                           43

10. Miscellaneous                                                          43
     (a)   Nature of Certain Obligtions                                    43
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     (b)   Press Releases and Public Announcements                         43
     (c)   No Third-Party Beneficiaries                                    43
     (d)   Entire Agreement                                                43
     (e)   Succession and Assignment                                       43
     (f)   Counterparts                                                    44
     (g)   Headings                                                        44
     (h)   Notices                                                         44
     (i)   Governing Law                                                   45
     (j)   Amendments and Waivers                                          45
     (k)   Severability                                                    45
     (l)   Expenses                                                        45
     (m)   Construction                                                    45
     (n)   Gender                                                          46
     (o)   Incorporation of Exhibits, Annexes, and Schedules               46
     (p)   Specific Performance                                            46
     (q)   Submission to Jurisdiction                                      46

                  TABLE OF EXHIBITS, ANNEXES AND SCHEDULES

Exhibit A       -       Delaware Certificate of Merger

Exhibit B       -       Florida Articles of Merger

Exhibit C-1     -       Registration Agreement

Exhibit C-2     -       Non-Distribution Letter

Exhibit D       -       Financial Statements

Exhibit E       -       Form of Opinion of Counsel to NBS, the
                        Affiliated Companies and the Shareholders

Exhibit F       -       Form of Opinion of Counsel to Paychex

Exhibit G       -       Form of Release

Annex I         -       Exceptions to the Shareholders' Represetations
                        and Warranties Concerning the Transaction

Annex II        -       Exceptions to Paychex' and Paychex Merger
                        Corp.'s Representations and Warranties
                        Concerning the Transaction Disclosure

Disclosure
Schedule        -       Exceptions to Representations and Warranties
                        Concerning NBS and the Affiliated Companies

Schedule RA     -       Initial Ownership of NBS Common Stock

Schedule RB     -       Ownership of Affiliated Companies' Common Stock

Schedule RD     -       Ownership of NBS Common Stock Immediately Prior
                        to the Merger

                        AGREEMENT AND PLAN OF MERGER

MADE as of June 25, 1996, by and among PAYCHEX, INC., a Delaware corporation ("Paychex"), PAYCHEX MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Paychex ("Paychex Merger Corp."), NATIONAL BUSINESS SOLUTIONS, INC., a Florida corporation ("NBS"), STUART G. LASHER, STEVEN M. ESRICK, GLENN H. SINGER, and ROBERT P. BAERWALDE, JR. The individual signatories are sometimes referred to individually as a "Shareholder" and, collectively, as the "Shareholders." Paychex, Paychex Merger Corp., NBS, and the Shareholders are sometimes referred to individually as a "Party" and, collectively, as the "Parties.

                              R E C I T A L S:

A. The Shareholders in the aggregate own all of the issued and outstanding shares of capital stock of NBS, which consists of 63,000 shares of $1.00 par value common stock. Each Shareholder owns the number of shares of NBS Common Stock set forth in Schedule RA attached to this Agreement.
B. The Shareholders in the aggregate own all of the issued and outstanding shares of capital stock of (i) NBS of America, Inc., (ii) NBS of North Florida, Inc., (iii) NBS of Central Florida, Inc., (iv) NBS of South Florida, Inc. and (v) NBS Express Benefits Corporation (individually an "Affiliated Company" and collectively the "Affiliated Companies"). Each Shareholder owns the number of shares of capital stock of each of the Affiliated Companies set forth in Schedule RB attached to this Agreement.

C. This Agreement contemplates a transaction in which Paychex will acquire all of the issued and outstanding NBS Shares through a reverse triangular merger of Paychex Merger Corp. with and into NBS, which merger shall constitute a reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Code. The Shareholders will receive capital stock in Paychex in exchange for their capital stock in NBS.

D. This Agreement also contemplates five transactions in which immediately prior to the transaction described in Recital C, NBS will acquire all of the issued and outstanding shares of each Affiliated Company through a stock exchange with the shareholders of each Affiliated Company which shall constitute a reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Code (the "Share Exchange Transactions"). Each Shareholder, as a result of the Share Exchange Transactions, will own the number of shares of NBS Common Stock set forth in Schedule RD attached to this Agreement.

E. The Parties expect that the reorganization will further certain of their business objectives including, without limitation, expanding the business of NBS and the Affiliated Companies and providing Paychex with business and experience in the professional employer organization ("PEO") business and other employment-related services businesses.

F. Each of the Shareholders has been actively engaged in the management of NBS and the Affiliated Companies, has developed or acquired numerous trade secrets and valuable confidential business information that is not generally known in the PEO business, has developed substantial relationships with existing or prospective clients as well as providers of products and services used or proposed to be used in the business of NBS and the Affiliated Companies and has developed for NBS and the Affiliated Companies substantial client goodwill, all of which belong to NBS and the Affiliated Companies and all of which Paychex as a result of the Merger expects to acquire and own to the exclusion of all others. To assure Paychex of that, each of the Shareholders is willing to continue in the employ of NBS and the Affiliated Companies and agree not to compete therewith in the event of the termination of employment.

                            P R O V I S I O N S:

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

       1.   Definitions.

       "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

       "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

       "Affiliated Company" and "Affiliated Companies" have the meaning set forth in Recital B above.

       "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

       "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Closing" has the meaning set forth in 2(b) below.

     "Closing Date" has the meaning set forth in 2(b) below.

     "Closing Price" means, on any day, the last reported sale price of one share of Paychex Common Stock on NASDAQ.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of NBS and the Affiliated Companies that is not already generally available to the public.

     "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

     "Corporate Employee" means all employees of NBS and/or the Affiliated Companies other than those employees for whom NBS's clients are co-employers.

     "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. 1.1502-13.

     "Delaware Certificate of Merger" has the meaning set forth in 2(c) below.

     "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

     "Difference" has the meaning set forth in 8(b)(ii)(A) below.

     "Disclosure Schedule" has the meaning set forth in 4 below.

     "Effective Time" has the meaning set forth in 2(d) below.

     "Employee" means both the work-site employees for whom NBS and/or the Affiliated Companies are co-employer with the worksite employers and the Corporate Employees for whom NBS is the sole employer, unless otherwise specified.

     "Employee Benefit Plan" means any (a) non-qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec.
3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec.
3(1).

     "Environmental, Health and Safety Laws, means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Ratio" has the meaning set forth in 2(e) below.

     "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Family Members" means any member of the immediate family of a Shareholder.

     "Family Member Affiliates" means any trust or estate in which Family Members or Shareholders have a substantial beneficial interest or any corporation or organization of which Family Members or Shareholders are an executive officer, partner or director or have beneficial ownership of 10% or more of any class of equity.

     "Fiduciary" has the meaning set forth in ERISA Sec.  3(21).

     "Financial Statements" has the meaning set forth in 4(g) below.

     "Florida Articles of Merger" has the meaning set forth in 2(c) below.

     "Florida Business Corporation Act" means Title XXXVI, Chapter 607 of the Florida Statutes, as amended.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in 8(e) below.

     "Indemnifying Party" has the meaning set forth in 8(e) below.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuation-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Merger" has the meaning set forth in 2(a) below.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in 4(g) below.

     "Most Recent Fiscal Year End" has the meaning set forth in 4(g) below.

     "Most Recent Fiscal Month End" has the meaning set forth in 4(g) below.

     "Multi-employer Plan" has the meaning set forth in ERISA Sec.  3(37).

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "NBS" has the meaning set forth in the preface above.

     "NBS Common Stock" means any share of the common stock, $1.00 par value per share, of NBS.

     "NBS Share" means any share of NBS Common Stock.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" and "Parties" have the meaning set forth in the preface above.

     "Paychex" has the meaning set forth in the preface above.

     "Paychex Closing Price" means the average closing price of a Paychex Share as quoted on NASDAQ for the 15 NASDAQ trading days which end on (i) June 17, 1996 if this Agreement is signed on or before June 26, 1996 or (ii) the fifth NASDAQ trading day prior to the date of this Agreement if this Agreement is signed after June 26, 1996.

     "Paychex Common Stock" and "Paychex Share" mean any share of the common stock, $.01 par value per share, of Paychex.

     "Paychex Merger Corp." has the meaning set forth in the preface above.

     "Paychex Merger Corp. Share" means any share of the no par value common stock of Paychex Merger Corp.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Product" has the meaning set forth in 8(b)(ii)(A) below.

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Pro-Rata" means pro-rata based on the Shareholders' respective holdings of NBS Shares at Closing as set forth in 4(b) of the Disclosure Schedule.

     "Reportable Event" has the meaning set forth in ERISA Sec.  4003.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Share Exchange Transactions" has the meaning set forth in Recital D above.

     "Shareholder" and "Shareholders" have the meaning set forth in the preface above.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in 2(a) below.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party Claim" has the meaning set forth in 8(e) below.

     "Worksite Employees" means those employees of NBS and/or the Affiliated Companies for whom NBS's clients are co-employers.

     "Worksite Employer" means any client of NBS and/or the Affiliated Companies who is co-employer of Worksite Employees.

     2.   Basic Transaction.

         (a) The Merger. On and subject to the terms and conditions of this Agreement, Paychex Merger Corp. will merge with and into NBS (the "Merger") at the Effective Time. NBS shall be the corporation surviving the Merger (the "Surviving Corporation").

         (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Schifino & Fleischer, P.A., One Tampa City Center, Suite 2700, 201 North Franklin Street, Tampa, Florida 33602 commencing at 9:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (c) Actions at the Closing. At the Closing, (i) NBS will deliver to Paychex and Paychex Merger Corp. the various certificates, instruments, and documents referred to in 7(a) below, (ii) Paychex and Paychex Merger Corp. will deliver to NBS the various certificates, instruments, and documents referred to in 7(b) below, (iii) Paychex Merger Corp. and NBS will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Delaware Certificate of Merger"), together with such documents as may be necessary to obtain tax clearance, (iv) Paychex Merger Corp. and NBS will file with the Secretary of State of the State of Florida Articles of Merger in the form attached hereto as Exhibit B (the "Florida Articles of Merger"), (v) the Shareholders will deliver to Paychex the certificates representing all of the NBS Shares held by them, and
(vi) Paychex and Paychex Merger Corp. shall deliver to the Shareholders in the manner provided below in this 2 the certificates evidencing Paychex Shares issued in the Merger.

         (d)   Effect of Merger.

              (i) General. The Merger shall become effective on the date and at the time (the "Effective Time") that the Delaware Certificate of Merger shall have been filed by the Delaware Secretary of State, and the Florida Articles of Merger shall have been filed by the Florida Secretary of State (or such later date and time as may be specified in either the Delaware Certificate of Merger or the Florida Articles of Merger). The Merger shall have the effect set forth in the Delaware General Corporation Law and the Florida Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Paychex Merger Corp. or NBS in order to carry out and effectuate the transactions contemplated by this Agreement.

             (ii) Articles of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be amended at and as of the Effective Time as set forth in Exhibit B, the Florida Articles of Merger.

            (iii) Bylaws. The Bylaws of the Surviving Corporation shall be restated at and as of the Effective Time to read as did the Bylaws of Paychex Merger Corp. immediately prior to the Effective Time.

             (iv) Directors and Officers. The director of Paychex Merger Corp. in office at and as of the Effective Time shall, from and after the Effective Time, be the director of the Surviving Corporation and Stuart G. Lasher and Steven M. Esrick shall be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified. Notwithstanding the foregoing, neither Stuart G. Lasher nor Steven
M. Esrick shall be deemed officers of Paychex. As officers of the Surviving Corporation, Stuart G. Lasher and Steven M. Esrick shall be entitled to indemnification by that corporation to the full extent allowed by Florida law.

     (e)   Share Consideration; Conversion or Cancellation of Shares in the
Merger.

              (i) Subject to the provisions of this Section 2(e), at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the NBS Shares shall be converted as follows:

                  (A) Each NBS Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive and become exchangeable for that number of shares of Paychex Common Stock equal to the product resulting from (x) the quotient of $140,000,000 divided by the Paychex Closing Price, times (y) the quotient of 1 divided by the number of NBS Shares issued and outstanding immediately prior to the Effective Time (the "Exchange Ratio").

                      If, prior to the Effective Time, Paychex should split or combine the Paychex Common Stock, or pay a stock dividend or other stock distribution in Paychex Common Stock, or otherwise change the Paychex Common Stock into any other securities, or make any other dividend or distribution on the Paychex Common Stock (other than normal quarterly cash dividends as the same may be adjusted from time to time in the ordinary course), or establish a record date prior to the Effective Time with respect to any of the foregoing, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

                  (B) The outstanding Paychex Merger Corp. Shares shall not be changed or converted as a result of the Merger and shall, at the Effective Time, be the only issued and outstanding capital stock of the Surviving Corporation.

     (f)  Procedure for Payment.

              (i) Promptly after the Effective Time, (A) Paychex will cause Paychex Merger Corp. to furnish to each Shareholder a stock certificate representing that number of Paychex Shares equal to the product of (I) the Exchange Ratio times (II) the number of outstanding NBS Shares held by such NBS Shareholder, and (B) each Shareholder shall deliver to Paychex the certificates which represented his NBS Shares.

             (ii) No fractional Paychex Shares shall be issued in the Merger. In lieu of any such fractional securities, each Shareholder who would otherwise have been entitled to a fraction of a Paychex Share upon surrender of the certificates for exchange pursuant to this Section 2 will be paid an amount in cash (without interest) equal to the product of the said fraction and the Paychex Closing Price.

            (iii) Paychex will not pay any dividend or make any distribution on Paychex Shares (with a record date at or after the Effective Time) to any record holder of outstanding NBS Shares until the holder surrenders for exchange his or its certificates which represented NBS Shares.

     (g) Closing of NBS Transfer Records. After the close of business on the Closing Date, transfers of NBS Shares outstanding shall not be made on the stock transfer books of the Surviving Corporation.

     (h) Registration. At Closing, Paychex and the Shareholders shall execute a Registration Agreement in the form of Exhibit C-1 attached to this Agreement.

     3.   Representations and Warranties Concerning the Transaction.

     (a) Representations and Warranties of the Shareholders. Each of the Shareholders represents and warrants to Paychex and Paychex Merger Corp. that the statements contained in this 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 3(a)) with respect to himself, except as set forth in Annex I attached hereto.

              (i) Authorization of Transaction. The Shareholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms and conditions. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

             (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Shareholder is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which he is bound or to which any of his assets is subject.

            (iii) Brokers' Fees. The Shareholder has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which either Paychex or Paychex Merger Corp. could become liable or obligated.

             (iv) Investment. The Shareholder (A) is acquiring Paychex Shares solely for his own account for investment purposes, and not with a view to the distribution or resale thereof, (B) is a sophisticated investor with knowledge and experience in business and financial matters, (C) has received certain information concerning Paychex and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Paychex Shares, and (D) agrees to indemnify Paychex and Paychex Merger Corp. against any Adverse Consequences which shall arise as a result of a sale or distribution of such shares by him in violation of the Securities Act, and agrees to deliver on the Closing Date separate letters to that effect (substantially in the form of Exhibit C-2 attached hereto).

              (v) NBS Shares and Shares of Affiliated Companies. The Shareholder holds of record and owns beneficially the number of NBS Shares set forth next to his name in Schedule RA attached to this Agreement and the number of Shares of the Affiliated Companies set forth in Schedule RB attached to this Agreement; and, prior to Closing, will hold of record and own beneficially the number of NBS Shares set forth next to his name in Schedule RD attached to this Agreement and in 4(b) of the Disclosure Schedule, in each case free and clear of any mortgages, pledges, liens, encumbrances, charges, restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Shareholders together own all of the issued and outstanding NBS Shares, and Shares of the Affiliated Companies, the total number of which is set forth in the respective Schedules and in 4(b) of the Disclosure Schedule. The Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement and the agreements relating to the Share Exchange Transactions) that could require the Shareholder to sell, transfer, or otherwise dispose of any capital stock of NBS or any Affiliated Company. The Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of NBS or any Affiliated Company.

             (vi) Share Ownership. The Shareholder beneficially owns no Paychex Shares other than those it receives pursuant to the Merger.

     (b) Representations and Warranties of Paychex and Paychex Merger Corp. Paychex and Paychex Merger Corp. represent and warrant to the Shareholders that the statements contained in this 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 3(b)), except as set forth in Annex II attached hereto.

              (i) Organization of Paychex and Paychex Merger Corp. Paychex and Paychex Merger Corp. are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their incorporation.

             (ii) Authorization of Transaction. Paychex and Paychex Merger Corp. each have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of both Paychex and Paychex Merger Corp., enforceable in accordance with its terms and conditions. Except for (i) filing under the Hart-Scott-Rodino Act, and (ii) approval of Paychex as owner of NBS by the Florida Board of Professional Leasing Companies and the Texas Board of Staff Leasing Services, neither Paychex nor Paychex Merger Corp. need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Paychex or Paychex Merger Corp. or both are subject or any provision of either's charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Paychex or Paychex Merger Corp. or both is a party or by which either or both is bound or to which any of either's assets is subject.

            (iv) Brokers' Fees. Neither Paychex nor Paychex Merger Corp. has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any NBS Shareholder could become liable or obligated.

             (v) Investment. Paychex is not acquiring the NBS Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

            (vi) Paychex Shares. The Paychex Shares to be issued to the Shareholders pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

           (vii) Reports to SEC. Paychex has heretofore delivered to the Shareholders true and complete copies of Paychex' Annual Report on Form 10-K for the fiscal year ended May 31, 1995, its Current Reports on Form 10-Q for the fiscal quarters ended August 31, 1995, November 30, 1995 and February 29, 1996 and all other documents required to be filed by Paychex with the Securities and Exchange Commission ("SEC") during the period from May 31, 1995 through the date hereof (collectively, the "SEC Reports"). The SEC Reports did not, on their respective dates of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Paychex has filed on a timely basis all documents required to be filed by it with the SEC and all such documents complied as to form with the applicable requirements of law; and Paychex has, since May 31, 1995, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations of the SEC thereunder. Since May 31, 1995, all material agreements, contracts and other documents required to be filed as exhibits to any of the SEC Documents have been so filed; and the consolidated financial statements contained in the Paychex SEC documents were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position of Paychex and its consolidated subsidiaries as at the dates indicated and the consolidated results of operations and consolidated cash flows of Paychex and its consolidated subsidiaries for the periods then ended, except as indicated in the notes thereto.

          (viii) No Material Adverse Change. Since the date of its last Current Report to the SEC (10-Q for period ended February 29, 1996), there has not been any material adverse change (whether or not in the ordinary course of business) in the business, financial condition or results of operation of Paychex or any damage, destruction or loss, whether or not covered by insurance, materially effecting the assets, property or business of Paychex.

            (ix) Disclosure. The representations and warranties contained in this 3(b) do not contain any untrue statements of fact or omit to state any fact necessary in order to make the statements and information contained in this 3(b) not misleading.

     4. Representations and Warranties Concerning NBS and the Affiliated Companies. NBS and each Shareholder represents and warrants to Paychex and Paychex Merger Corp. that the statements contained in this 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 4), except as set forth in the disclosure schedule delivered by NBS and the Shareholders to Paychex and Paychex Merger Corp. on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraph contained in this 4.

     (a) Organization, Qualification, and Corporate Power. Each of NBS and the Affiliated Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of NBS and the Affiliated Companies is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Except where failure to qualify will not have a material adverse effect on the business or properties of NBS or the Affiliated Companies, each such jurisdiction is listed in 4(a) of the Disclosure Schedule. Except where failure to obtain them would not have a material adverse effect on their business or properties, each of NBS and the Affiliated Companies has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it; and each of NBS and the Affiliated Companies is subject to no order, complaint, proceeding or investigation pending or threatened which would be reasonably expected to affect the validity of any such licenses, permits or authorizations or impair the renewal thereof. 4(a) of the Disclosure Schedule lists the directors and officers of each of NBS and the Affiliated Companies. The Shareholders have delivered to Paychex and Paychex Merger Corp. correct and complete copies of the charter and bylaws of each of NBS and the Affiliated Companies (as amended to date). The minute books, stock certificate books and stock record books of NBS and the Affiliated Companies are correct and complete and accurately reflect all matters which are required to be set forth therein. None of NBS and the Affiliated Companies is in default under or in violation of any provision of its charter or bylaws.

     (b) Capitalization. The entire authorized capital stock of NBS consists of 200,000 NBS Shares of which 63,000 are issued and outstanding and no NBS Shares are held in treasury. All of the issued and outstanding NBS Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Shareholders as set
forth in 4(b) of the Disclosure Schedule.   After consummation of the five
share exchanges referred to in Recital D above, the number of issued and outstanding NBS Shares shall be as set forth in Schedule RD attached to this Agreement, and the NBS Shares shall be held of record by the respective Shareholders as separately set forth in 4(b) of the Disclosure Schedule.
There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of NBS and the Affiliated Companies to issue, sell, or otherwise cause to become outstanding any of its capital stock, other than those set forth in 4(b) of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to NBS. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of NBS.

      (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of NBS and the Affiliated Companies is subject or any provision of the charter or bylaws of any of NBS and the Affiliated Companies; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of NBS and the Affiliated Companies is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of NBS and the Affiliated Companies need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      (d) Brokers' Fees. None of NBS and the Affiliated Companies has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (e) Title to Assets. NBS and the Affiliated Companies have good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

      (f) Subsidiaries and Affiliated Companies. Neither NBS nor any of the Affiliated Companies has any subsidiaries. 4(f) of the Disclosure Schedule sets forth for each Affiliated Company (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each of the Affiliated Companies have been duly authorized and are validly issued, fully paid, and nonassessable. The Shareholders hold of record and own beneficially all of the outstanding shares of each of the Affiliated Companies, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of NBS and the Affiliated Companies or the Shareholders to sell, transfer, or otherwise dispose of any capital stock of any of the Affiliated Companies or that could require any of the Affiliated Companies to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any of the Affiliated Companies. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any of NBS and the Shareholders. None of NBS and the Shareholders controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not an Affiliated Company.

     (g) Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"): (i) audited combined balance sheets and statements of earnings, combined statements of changes in stockholders' equity, and combined statements of cash flow as of and for the fiscal years ended December 31, 1994 and December 31, 1995, (the "Most Recent Fiscal Year End") for NBS and the Affiliated Companies; and (ii) unaudited combined balance sheet and combined statement of earnings, combined statement of cash flow (the "Most Recent Financial Statements") as of and for the four months ended April 30, 1996 (the "Most Recent Fiscal Month End") for NBS and the Affiliated Companies. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of NBS and the Affiliated Companies as of such dates and the results of operations of NBS and the Affiliated Companies for such periods, and present fairly in all material respects and are consistent with the books and records of NBS and the Affiliated Companies.

     (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of NBS and the Affiliated Companies. Without limiting the generality of the foregoing, since that date and excluding the standard NBS contract with each client worksite employer:

     (i) none of NBS and the Affiliated Companies has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

    (ii) none of NBS and the Affiliated Companies has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

   (iii) no party (including any of NBS and the Affiliated Companies) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which any of NBS and the Affiliated Companies is a party or by which any of them is bound;

    (iv) none of NBS and the Affiliated Companies has imposed any Security Interest upon any of its assets, tangible, or intangible;

     (v) none of NBS and the Affiliated Companies has made any capital expenditure (or series of related capital expenditures) either involving more than $200,000 or outside the Ordinary Course of Business;

    (vi) none of NBS and the Affiliated Companies has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

   (vii) none of NBS and the Affiliated Companies has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

  (viii) none of NBS and the Affiliated Companies has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

    (ix) none of NBS and the Affiliated Companies has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

     (x) none of NBS and the Affiliated Companies has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

    (xi) there has been no change made or authorized in the charter or bylaws of any of NBS and the Affiliated Companies;

   (xii) none of NBS and the Affiliated Companies has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

  (xiii) none of NBS and the Affiliated Companies has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired-any of its capital stock;

damage, destruction, or loss (whether or not covered by insurance) to its property;

    (xv) none of NBS and the Affiliated Companies has made any loan to, or entered into any other transaction with, any of its directors, officers, and Corporate Employees outside the Ordinary Course of Business;

   (xvi) none of NBS and the Affiliated Companies has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

  (xvii) none of NBS and the Affiliated Companies has granted any increase in the base compensation of any of its directors, officers, and Corporate Employees outside the Ordinary Course of Business;

 (xviii) none of NBS and the Affiliated Companies has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and Employees (or taken any such action with respect to any other Employee Benefit Plan);

   (xix) none of NBS and the Affiliated Companies has made any other change in employment terms for any of its directors, officers, and Corporate Employees outside the Ordinary Course of Business;

    (xx) none of NBS and the Affiliated Companies has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

   (xxi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of NBS and the Affiliated Companies; and

  (xxii) none of NBS and the Affiliated Companies has committed to any of the foregoing.

     (i) Undisclosed Liabilities. None of NBS and the Affiliated Companies has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j) Legal Compliance. Each of NBS, the Affiliated Companies, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where failure to comply will not have a material adverse effect on the business or properties of NBS or any of the Affiliated Companies; and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. In particular, NBS and the Affiliated Companies and Stuart G. Lasher and Steven
M. Esrick are licensed or registered as professional employer organizations and as control persons thereof, respectively, in each jurisdiction in which their activities require such licensing or registration, except where failure to comply will not have a material adverse effect on the business or properties of NBS or any of the Affiliated Companies.

     (k)  Tax Matters.

          (i) Each of NBS and the Affiliated Companies has filed all Tax Returns that it was required to file. As shareholders of NBS and the Affiliated Companies, each of which is an S-corporation under federal law and applicable state law, each of the Shareholders has filed all Tax Returns relating in any way to NBS and the Affiliated Companies that he was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of shareholders of NBS and the Affiliated Companies and the Shareholders in their capacity as shareholders of NBS and the Affiliated Companies (whether or not shown on any Tax Return) have been paid. None of NBS and the Affiliated Companies nor any of the Shareholders in their capacity as such currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of NBS and the Affiliated Companies and the Shareholders, in their capacity as shareholders of NBS and the Affiliated Companies, does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of NBS and the Affiliated Companies and the Shareholders, in their capacity as shareholders of NBS and the Affiliated Companies, that arose in connection with any failure (or alleged failure) to pay any Tax.

        (ii) Each of NBS and the Affiliated Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Corporate Employee, Worksite Employee (to the extent and in conformity with information provided by the Worksite Employer), independent contractor, creditor, shareholder, or other third party.

       (iii) No Shareholder or director or officer (or Corporate Employee responsible for Tax matters) of any of NBS and the Affiliated Companies expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of NBS and the Affiliated Companies either (A) claimed or raised by any authority in writing or (B) as to which any of the Shareholders and the directors and officers (and Corporate Employees responsible for Tax matters) of any of NBS and the Affiliated Companies has Knowledge based upon
personal contact with any agent of such authority.   4(k) of the Disclosure
Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of NBS and the Affiliated Companies for taxable periods ended on or after December 31, 1991, or the date on which an Affiliated Company was acquired by any Shareholder (the "Acquisition Date"), where applicable, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Shareholders have delivered to Paychex and Paychex Merger Corp. correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of NBS And the Affiliated Companies since December 31, 1991, or where applicable, the Acquisition Date.

        (iv) None of NBS and any of the Affiliated Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (v) None of NBS and any of the Affiliated Companies has filed a consent under Code Sec. 341(f) concerning collapsible corporations. None of NBS and any of the Affiliated Companies has made any payments, is obligated to make any payments, and is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. None of NBS and any of the Affiliated Companies has been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Each of NBS and the Affiliated Companies has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. None of NBS and the Affiliated Companies is a party to any Tax allocation or sharing agreement. None of NBS and the Affiliated Companies (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return, and (B) has any Liability for the Taxes of any Person (other than NBS and the Affiliated Companies) under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

        (vi) 4(k) of the Disclosure Schedule sets forth the following information with respect to each of NBS and the Affiliated Companies (or, in the case of clause (B) below, with respect to each of the Affiliated Companies) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the tax basis of NBS or the Affiliated Companies in its assets; and (B) the basis of the shareholder(s) of the Affiliated Company in its stock (or the amount of any Excess Loss Account).

(l)   Real Property.

         (i) None of NBS or the Affiliated Companies owns any real property.

        (ii) 4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of NBS and the Affiliated Companies. The Shareholders have delivered to Paychex and Paychex Merger Corp. correct and complete copies of the leases and subleases listed in 4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in 4(l)(ii) of the Disclosure Schedule (unless otherwise specified):

     (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

     (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

     (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

     (D) no party to the lease or sublease has repudiated any provision thereof;

     (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

     (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

     (G) none of NBS and the Affiliated Companies has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

     (H) to the best Knowledge of Shareholders, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

     (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

     (J) NBS is subleasing from American Ophthalmic, Inc. ("AOI") certain office space in Winter Park, Florida, pursuant to a letter agreement dated December 23, 1993. Despite the fact that the underlying lease between AOI and Emerson International, Inc. ("Emerson") dated March 10, 1993 provides that such lease will expire on June 30, 1996 and provides further that AOI has the right of first refusal on the renegotiation of a new lease with Emerson, NBS has been advised that AOI has agreed not to exercise that right and Emerson has verbally agreed to lease the premises directly to NBS on a month-to-month basis.

(m)   Intellectual Property.

pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of NBS and the Affiliated Companies as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of NBS and the Affiliated Companies immediately prior to the Closing hereunder will be owned or available for use by NBS or the Affiliated Company on identical terms and conditions immediately subsequent to the Closing hereunder. Each of NBS and the Affiliated Companies has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Shareholders and the directors and officers (and Employees with responsibility for Intellectual Property matters) of NBS and the Affiliated Companies has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of NBS and the Affiliated Companies must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of any of NBS and the Affiliated Companies, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of NBS and the Affiliated Companies.

   (iii) 4(m)(iii) of the Disclosure Schedule identifies each copyright which has been filed by NBS and the Affiliated Companies with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of NBS and the Affiliated Companies has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Shareholders have delivered to Paychex and Paychex Merger Corp. correct and complete copies of all such copyrights, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Paychex and Paychex Merger Corp. correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of NBS and the Affiliated Companies in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in 4(m)(iii) of the Disclosure Schedule:

         (A) NBS and the Affiliated Companies possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

         (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

         (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

         (D) none of NBS and the Affiliated Companies has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     (iv) 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of NBS and the Affiliated Companies uses pursuant to license, sublicense, agreement, or permission. The Shareholders have delivered to Paychex and Paychex Merger Corp. correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in 4(m)(iv) of the Disclosure Schedule:

         (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

         (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

         (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

         (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

         (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

         (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

         (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

         (H) none of NBS and the Affiliated Companies has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     (v) To the Knowledge of any of the Shareholders and the directors and officers (and Employees with responsibility for Intellectual Property matters) of any of NBS and the Affiliated Companies, none of the Intellectual Properties used by any of NBS and the Affiliated Companies will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted (and as presently proposed to be conducted).

  (n) Tangible Assets. NBS and the Affiliated Companies own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. To the best Knowledge of the Shareholders, each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

  (o) Reserved.

  (p) Contracts. 4(p) of the Disclosure Schedule lists the following contracts and other agreements, other than the standard NBS contract with each client worksite employer (a copy of which shall be furnished pursuant to 4(p)(xiii) below), to which any of NBS and the Affiliated Companies is a party:

     (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

    (ii) any agreement (or group of related agreements) for the purchase or sale of commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, result in a loss to any of NBS and the Affiliated Companies , or involve consideration in excess of $25,000;

   (iii) any agreement concerning a partnership or joint venture;

    (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation;

     (v) any agreement concerning confidentiality or non-competition;

    (vi) any agreement with any of the Shareholders and their Affiliates (other than NBS and the Affiliated Companies);

   (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and Employees;

  (viii) any collective bargaining agreement;

    (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis, other than a Worksite Employee;

of its directors, officers, and Corporate Employees;

    (xi) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of NBS and the Affiliated Companies;

   (xii) any agreement concerning the indemnity of or indemnification by any of NBS or the Affiliated Companies, or the indemnity of or indemnification by the directors and officers of any of NBS or the Affiliated Companies or the Shareholders;

  (xiii) any standard client service agreements used with client companies.

written or oral, the performance of which involves consideration in excess of $50,000.

The Shareholders have delivered to Paychex a correct and complete copy of each written agreement listed in 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (D) no party is seeking the renegotiation thereof or substitute performance thereunder; and
(E) no party has repudiated any provision of the agreement.

     (q) Notes and Accounts Receivable. All notes and accounts receivable of NBS and the Affiliated Companies are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of NBS and the Affiliated Companies.

     (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of NBS and the Affiliated Companies.

     (s) Insurance. 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of NBS and the Affiliated Companies has been a party, a named insured, or otherwise the beneficiary of coverage, other than insurance policies carried by client worksite employers in which NBS is named as an additional insured, at any time within the past two years:

        (i) the name, address, and telephone number of the agent;

       (ii) the name of the insurer, the name of the policyholder, and the each covered insured;

      (iii) the policy number and the period of coverage;

       (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

       (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy, to the best Knowledge of the
Shareholders: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither any of NBS and the Affiliated Companies nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of NBS and the Affiliated Companies has been covered during the past three years, or since Acquisition Date by any Shareholders, where applicable, by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. (s) of the Disclosure Schedule describes any self-insurance arrangements affecting any of NBS and the Affiliated Companies. With respect to workers' compensation insurance coverage for Employees prior to January 1, 1995, NBS and the Affiliated Companies were fully insured and not self-insured.

     (t) Litigation. 4(t) of the Disclosure Schedule sets forth each instance in which any of NBS and the Affiliated Companies (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the best Knowledge of the Shareholders, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in 4(t) of the

Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of NBS and the Affiliated Companies. Except as indicated above, none of the Shareholders and the directors and officers (and Corporate Employees with responsibility for litigation matters) of any of NBS and the Affiliated Companies has any reason to believe that any action, suit, proceeding, hearing, or investigation may be brought or threatened against any of NBS and the Affiliated Companies.

     (u) Employee Claims. None of NBS and the Affiliated Companies is the object of any Employee claims alleging violation of federal or state laws prohibiting discrimination or sexual harassment or any other charges reportable to the Equal Employment Opportunities Commission or comparable state human rights agency, except as set forth in Item 4(u) of the Disclosure Schedule, none of which claims is believed by Shareholders to involve more than $25,000 of possible liability to NBS and the Affiliated Companies.

     (v) Client Claims. Section 4(v) of the Disclosure Schedule sets forth with respect to any contract between NBS and the Affiliated Companies and their client Worksite Employers each breach of contract or failure of performance claim in excess of $25,000 made against any of NBS and the Affiliated Companies during the three years immediately preceding the date of this Agreement and through the Closing Date.

     (w) Employees. To the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for employment matters) of any of NBS and the Affiliated Companies, no corporate executive, key Corporate Employee, or group of Corporate Employees has any plans to terminate employment with any of NBS and the Affiliated Companies. None of NBS and the Affiliated Companies is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of NBS and the Affiliated Companies has committed any unfair labor practice. None of the Shareholders and the directors and officers (and Corporate Employees with responsibility for employment matters) of any of NBS and the Affiliated Companies has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to Employees of any of NBS and the Affiliated Companies. To the best Knowledge of the Shareholders, each of NBS and the Affiliated Companies is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation, any such laws respecting employment discrimination and occupational safety and health requirements. Each Corporate Employee of NBS has executed the standard NBS employee confidential information, non-solicitation and non-competition agreement.

     (x) Employee Benefits.

         (i) 4(x) of the Disclosure Schedule lists each Employee Benefit Plan for which any of NBS and the Affiliated Companies is a plan sponsor.

             (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

             (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

             (C) All premiums or other payments for all periods ending on or before the Closing Date have been paid or accrued with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

             (D) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid or accrued to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of NBS and the Affiliated Companies. All premiums or other payments for all periods ending on or before the Closing Date have been paid or accrued with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

             (E) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets requirements of a "qualified plan" under Code 401(a) and has received, within the last three years, a favorable determination letter from the Internal Revenue Service.

             (F) The Shareholders have delivered to Paychex and Paychex Merger Corp. correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

             (G) No past or present employee of any of NBS and the Affiliated Companies has elected to consent to a self-directed 401k plan other than immediately after the relevant conversion option was available to him or her.

         (ii) With respect to each Employee Benefit Plan that any of NBS, the Affiliated Companies, and the Controlled Group of Corporations which includes NBS and the Affiliated Companies maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

             (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi-employer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi-employer Plan) has been instituted or threatened.

             (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of any of NBS and the Affiliated Companies has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

             (C) None of NBS and the Affiliated Companies has incurred, and none of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of any of NBS and the Affiliated Companies has any reason to expect that any of NBS and the Affiliated Companies will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

         (iii) None of NBS, the Affiliated Companies, and the other members of the Controlled Group of Corporations that includes NBS and the Affiliated Companies has any Liability (including withdrawal Liability) under any Multi-employer Plan.

         (iv) None of NBS and the Affiliated Companies maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare type benefits for current or future retired or terminated Employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

     (y) Guaranties. None of NBS and the Affiliated Companies is a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     (z) Environment, Health, and Safety. To the Knowledge of each of NBS and the Shareholders:

         (i) Each of NBS, the Affiliated Companies, and their respective predecessors and Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of NBS, the Affiliated Companies, and their respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

        (ii) None of NBS and the Affiliated Companies has any Liability (and none of NBS, the Affiliated Companies, and their respective predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of NBS and the Affiliated Companies giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

       (iii) All properties and equipment used in the business of NBS, the Affiliated Companies, and their respective predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

   (aa) Certain Business Relationships with NBS and the Affiliated Companies. None of the Shareholders, their Affiliates and their Family Members and the Family Member Affiliates has been involved in any business arrangement or relationship with any of NBS and the Affiliated Companies within the past 12 months, and none of the Shareholders and their Affiliates and their Family Members and the Family Member Affiliates owns any asset, tangible or intangible, which is used in the business of any of NBS and the Affiliated Companies.

   (ab) Disclosure. The representations and warranties contained in this 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this 4 not misleading.

   (ac) Intent. The NBS Shareholder has no present plan, intention, or arrangement to dispose of any Paychex Shares received in the reorganization contemplated by this Agreement in a manner that would cause the reorganization to violate the continuity of shareholder interest requirement set forth in Treas. Reg. 1.368-1(d).

   (ad) Continuity of Business Enterprise. NBS operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg. 1.368-1(d).

     5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in 7 below).

     (b) Notices and Consents. The Shareholders will cause NBS and the Affiliated Companies to give any notices to third parties, and will cause each of NBS and the Affiliated Companies to use its best efforts to obtain any third-party consents, that either of Paychex and Paychex Merger Corp. may request in connection with the matters referred to in 4(c) above. Each of the Parties will (and the Shareholders will cause each of NBS and the Affiliated Companies to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in 3(a)(ii), 3(b)(ii), and 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file (and the Shareholders will cause each of NBS and the Affiliated Companies to file) any notification and report forms and related material that he or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, and will make (and the Shareholders will cause each of NBS and the Affiliated Companies to make) any further filing pursuant thereto that may be necessary, proper, or advisable in connection therewith.

     (c) Operation of Business/S Corporation Distributions. The Shareholders will not cause or permit any of NBS and the Affiliated Companies to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Shareholders will not cause or permit any of NBS and the Affiliated Companies to (i) declare, set aside, or pay any dividend or make any distribution with respect to or issue any of its capital stock or redeem, purchase, or otherwise acquire any of its capital stock (except for S-corporation distributions as disclosed in 4(h)(xiii) of the Disclosure Schedule which shall not, in the aggregate, exceed 40% of the taxable net income of NBS and the Affiliated Companies for the short year commencing January 1, 1996 and ending on the Effective Time as shown on the federal Tax Return as filed subsequent to Paychex' review and comment as provided in 6(d) and except for stock issuances to implement the share exchanges required by 5(h)), (ii) increase the compensation paid to any Shareholder in whatever capacity he may serve, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in (h) above.

     (d) Preservation of Business. The Shareholders will cause each of NBS and the Affiliated Companies to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and Employees.

     (e) Full Access. Each of the Shareholders will permit, and the Shareholders will cause each of NBS and the Affiliated Companies to permit, representatives of Paychex and Paychex Merger Corp. to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of NBS and the Affiliated Companies.

     (f) Notice of Developments. NBS and the Shareholders will give prompt written notice to Paychex and Paychex Merger Corp. of any material adverse development causing a breach of any of the representations and warranties in 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in 3 above. However, unless and until Paychex indicates that it made a public announcement of such development, the Shareholders shall keep such information strictly confidential and disclose it to no one other than their advisors who shall be similarly restricted. No disclosure by any Party pursuant to this 5(f), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) Exclusivity. None of NBS and the Shareholders will (and the Shareholders will not cause or permit any of NBS and the Affiliated Companies
to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, any of NBS and the Affiliated Companies (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Shareholders will vote their NBS Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Shareholders will notify Paychex and Paychex Merger Corp. immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. The foregoing notwithstanding, in the event of termination of this Agreement pursuant to the terms of Section 9(a), this Section 5(g) shall be null and void and shall have no force or effect.

     (h) Share Exchanges.   The Shareholders will cause NBS to acquire all of
the issued and outstanding shares of stock of each Affiliated Company through a share exchange with the shareholders of each Affiliated Company which shall constitute a reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Code. Each Shareholder, as a result of the five Share Exchange Transactions, will own the number of shares of NBS Common Stock set forth in Schedule RD attached to this Agreement. Thereafter, NBS will not (and the Shareholders will not cause or permit NBS to) issue any additional shares of stock of NBS or of any of the Affiliated Companies.

     (i) Termination of Agreements. NBS and the Shareholders will (and the Shareholders will cause each of the Affiliated Companies to), without cost to any of NBS and the Affiliated Companies, (i) terminate all agreements between or among any or all of NBS, the Affiliated Companies, the Shareholders, Family Members and Family Member Affiliates, except the Shareholders' oral agreements of employment, the terms of which shall be subject to approval by Paychex, and the standard NBS employee confidential information, non-solicitation and non-competition agreement which each Shareholder shall re-sign at closing; and
(ii) assign each automobile lease to which NBS or an Affiliated Company is a party, to the NBS Shareholder or other person who primarily uses the relevant automobile. Each Shareholder shall release NBS and the Affiliated Companies, and each other Shareholder, from all agreements relating to NBS and the Affiliated Companies by executing at Closing the form of Release attached to this Agreement as Exhibit G.

     (j) Payment Amounts Owed. Each Shareholder shall pay, and shall cause each of his Affiliates, Family Members and Family Member Associates, to pay, prior to Closing, all sums owed by them to any of NBS and the Affiliated Companies.

     6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under 8 below). The Shareholders acknowledge and agree that from and after the Closing Paychex will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to any of NBS and the Affiliated Companies.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of NBS and the Affiliated Companies, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under 8 below).

     (c) Transition. None of the Shareholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of NBS and the Affiliated Companies from maintaining the same business relationships with NBS and the Affiliated Companies after the Closing as it maintained with NBS and the Affiliated Companies prior to the Closing.

     (d) Taxes. Prior to Closing, the Shareholders will cause to be prepared, submitted to Paychex for review and filed with applicable authorities all Tax Returns, for calendar year ended December 31, 1995, with respect to the activities of NBS and the Affiliated Companies. Promptly after Closing, the Shareholders will cause to be prepared, submitted to Paychex for review and filed with applicable authorities all Tax Returns for the short year commencing January 1, 1996 and ending on the Closing Date, with respect to the activities of NBS and the Affiliated Companies during that period. At any time that applicable authorities require it, the Shareholders will cause to be prepared, submitted to Paychex for review and filed with applicable authorities, all Tax Returns for fiscal periods ending prior to January 1, 1995 with respect to activities of NBS and the Affiliated Companies during those periods. All such Tax Returns shall be complete and correct in all respects. The Tax Returns may reflect items of income deduction credit or other items that would affect the Federal or State tax liability of Paychex, NBS or the Affiliated Companies for periods subsequent to the merger. Accordingly, the Shareholders shall afford Paychex a reasonable opportunity to review and comment on those returns before any or all of them are filed. The Shareholders shall not file those returns if such returns adopt or embody treatment of an item of income, deduction, credit or other that would affect the tax liability of Paychex, NBS or the Affiliated Companies for period subsequent to the Merger and to which Paychex has reasonably objected and has proposed a reasonable alternative, unless the Shareholders provide Paychex with the written opinion of Grant Thornton LLP, to the effect that treatment adopted or embodied in the returns represents an acceptable treatment of such item and the treatment proposed by Paychex does not represent an acceptable treatment of such item.

The Shareholders shall pay all Taxes due for the periods covered by the Tax Returns. Any Tax Liability attributable to NBS, the Affiliated Companies or the Shareholders for any tax period prior to the Closing Date and incurred by Paychex (or NBS or the Affiliated Companies after Closing), shall be deemed to be Adverse Consequences suffered by Paychex.

     (e) Confidentiality. Each of the Shareholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and his continued employment by any of NBS and the Affiliated Companies. In the event that any of the Shareholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Shareholder will notify Paychex promptly of the request or requirement so that Paychex may seek an appropriate protective order or waive compliance with the provisions of this 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Shareholders is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Shareholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Shareholder shall use his best efforts to obtain, at the request of Paychex, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Paychex shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     (f) Covenants Not to Compete or Interfere.

         (i) Each Shareholder agrees that during the period commencing on the date of this Agreement and ending on the date that is five years after the termination of his employment with Paychex or any of its Subsidiaries the Shareholder will not engage in any Competitive Activity in the United States of America. "Competitive Activity" means directly or indirectly (or having any interest (other than an interest in an investment portfolio which only includes shares of publicly traded companies) in, or performing any services for, or lending credit or money to, or furnishing facilities or advice to, any person or business entity directly or indirectly) (i) engaging in any business activity that is competitive with any business that any of NBS, the Affiliated Companies and Paychex conducts (the "Business") or any other business activity of a type not yet engaged in by any of them, but with respect to which Paychex has made a material commitment of at least $100,000 at the time of the Shareholder's termination and the Shareholder is aware of such commitment; or
(ii) soliciting or accepting business competitive with the Business from (A) any then current client of NBS, the Affiliated Companies or Paychex,

(B) any prospective customer of NBS, the Affiliated Companies or Paychex, whose business any of them is in process of soliciting at the time of, or had solicited in the six months prior to, termination of the Shareholders' employment, or (C) any former customer of NBS, the Affiliated Companies or Paychex which had been doing business with NBS, the Affiliated Companies or Paychex within two years prior to termination of the Shareholder's employment; or (iii) soliciting, diverting or attracting away from NBS, the Affiliated Companies or Paychex or any of their Affiliates (A) any employee or (B) in competition with NBS, the Affiliated Companies or Paychex or any of their Affiliates, any supplier of NBS, the Affiliated Companies or Paychex or any of their Affiliates, or inducing or requesting any such person or business entity to curtail or to terminate his or its commercial or employment relationship with NBS, the Affiliated Companies or Paychex or any of their Affiliates.

        (ii) In the event of a breach or threatened breach of any covenant in this 6(f), the damage or imminent damage to the value and the goodwill of Paychex will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, Paychex shall be entitled to injunctive relief against the relevant Party in the event of any breach or threatened breach of any of such covenants by the Party, in addition to any other relief (including damages) available to Paychex, NBS and the Affiliated Companies under this Agreement or under law.

       (iii) The Shareholders agree that the scope of the covenants contained in this 6(f) both as to time and area covered, are necessary to protect the rights of Paychex. If the final judgment of a court of competent jurisdiction declares that any term or provision of this 6(f) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (g) Paychex Shares. Each certificate representing Paychex Common Shares transferred to Shareholders pursuant to the terms of this Agreement will be imprinted with a legend substantially in the following form:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. Such shares have been acquired for investment and may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective Registration Statement covering such shares under the Securities Act or an opinion of counsel satisfactory to the company that such registration is not required."

During the three (3) years immediately following the Closing Date, or such shorter period as may be specified hereafter in Rule 144(k) promulgated under the Securities Act, each holder desiring to transfer a Paychex Share acquired under the terms of this Agreement first must furnish Paychex with a written opinion satisfactory to Paychex in form and substance from counsel satisfactory to Paychex by reason of experience to the effect that the holder may transfer a Paychex Share as desired without registration under the Securities Act. Beyond three years or the shorter period, if any, referred to above, after the Closing, the legend will be removed at no cost to the holder and no opinion will be required for any transfer.

     6.A.  Pooling.

     (a) Pooling, Covenants and Representations. Each Shareholder hereby agrees that he will not sell, transfer, or otherwise dispose of any securities of NBS or the Affiliated Companies other than in the Share Exchange Transaction and the Merger, or of any of the Paychex Shares received by the Shareholder in the Merger until after such time as results covering at least 30 days of combined operations of NBS and Paychex have been published by Paychex, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operation.

     (b) Additional Covenants and Representations. In addition, each Shareholder agrees and represents as follows, each of which representations and covenants may be relied upon by counsel to Paychex and NBS in connection with their opinions and other matters:

         (i) The Shareholder will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce his risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to, any of the Paychex Shares during the period commencing 30 days prior to the Closing Date and terminating on the Closing Date.

        (ii) The Shareholder has, and as of the Closing Date will have, no present plan or intention (a "Plan") to sell, transfer exchange, pledge (other than in a preexisting bona fide margin account) or otherwise dispose of (any of the foregoing, a "Sale") more than thirty percent (30%) of the Paychex Shares issued to the Shareholder in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor. For purposes of the preceding sentence, NBS Shares (or the portion thereof) with respect to which a Sale, other than pursuant to the Share Exchange Transaction, will occur prior to the Merger, shall be considered to be NBS Shares that are exchange for Paychex Shares in the Merger and then disposed of pursuant to a Plan. The Shareholder is not aware of, or participating in, any Plan on the part of Shareholders to engage in sales of Paychex Shares to be issued in the Merger such that the aggregate fair market value, as of the Closing Date, of the Shares subject to such Plan would exceed thirty percent (30%) of the aggregate fair market value of all outstanding NBS Shares immediately prior to the Merger. For purposes of the preceding sentence, NBS Shares, with respect to which a pre-Merger Sale occurs, other than pursuant to the Share Exchange Transaction, in a related transaction shall be considered to be NBS Shares that are exchanged for Paychex Shares in the Merger and the disposed of pursuant to a Plan. A Sale of Paychex Share shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a Related Transaction. For purposes of this Section, a "Related Transaction" shall mean a transaction that is in contemplation of, or related or pursuant to, the Merger or the Merger Agreement. If any representations of any Shareholder in this Section ceases to be true at any time prior to the Closing Date, the Shareholder will deliver to Paychex, prior to the Closing, a written statement to that effect, signed by the Shareholder. Each Shareholder reserves the right at any time after the Closing Date to evaluate his investment portfolio, including Paychex Shares and any other securities issued by Paychex, and to make such investment decision with respect to such securities as the Shareholder and his investment advisors, if any, shall deem to be in his interest. Each Shareholder specifically disavows any undertaking, except as set forth in Section
3(a)(iv) to hold any securities issued by Paychex for any specific period.

     7. Conditions to Obligation to Close.

    (a) Conditions to Obligations of Paychex and Paychex Merger Corp. The obligation of Paychex and Paychex Merger Corp. to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth in 3(a) and 4 above shall be true and correct in all material respects at and as of the Closing Date;

        (ii) the Shareholders shall have performed and complied with all of their covenants hereunder in all respects through the Closing;

       (iii) NBS and the Affiliated Companies shall have procured all of the third party consents specified in 5(b) above;

        (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of Paychex to own the NBS Shares and to control NBS and the Affiliated Companies, or (D) affect adversely the right of any of NBS and the Affiliated Companies to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (v) the Shareholders shall have delivered to Paychex a certificate to the effect that each of the conditions specified above in 7(a)(i)-(iv) is satisfied in all material respects;

        (vi) All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties, NBS and the Affiliated Companies shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), 3(b)(ii), and 4(c) above;

       (vii) Paychex shall have received from counsel to NBS, the Affiliated Companies and the Shareholders an opinion in form and substance as set forth in Exhibit E attached hereto. Such opinion shall be addressed to Paychex and dated as of the Closing Date.

      (viii) Paychex shall have received evidence that the share exchanges among the Shareholders and the Affiliated Companies have been satisfactorily completed;

        (ix) Paychex and Paychex Merger Corp. shall have received evidence that NBS has obtained the approvals of NBS's directors and shareholders as required by the Florida Business Corporation Act;

         (x) Paychex shall have received approval from the Florida Department of Business and Professional Regulation of Paychex' ownership of 100% of the capital stock of NBS and the Affiliated Companies;

        (xi) Paychex shall have received an opinion of Ernst & Young LLP, in form and substance satisfactory to Paychex, that the Merger will qualify for pooling-of-interests accounting treatment and NBS shall have received an opinion of Grant Thornton, LLP in form and substance satisfactory to Paychex, that the Merger will qualify for pooling-of-interests accounting treatment; and

       (xii) All certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Paychex.

Paychex and Paychex Merger Corp may waive any condition specified in this 7(a) if they execute a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of NBS and the Shareholders. The obligations of NBS and the Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

     (i)be true and correct in all material respects at and as of the Closing Date;

        (ii) Paychex and Paychex Merger Corp. shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

       (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

        (iv) Paychex shall have delivered to the Shareholders a certificate to the effect that each of the conditions specified above in 7(b)(i)-(iii) is satisfied in all respects;

         (v) the Shareholders shall have received from counsel to Paychex an opinion in form and substance as set forth in Exhibit F attached hereto, addressed to the Shareholders, and dated as of the Closing Date;

        (vi) Paychex shall have delivered to the Shareholders a certified resolution of the Board of Directors of Paychex authorizing the Merger;

       (vii) all actions to be taken by Paychex and Paychex Merger Corp. in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Shareholders; and

      (viii) the Shareholders shall have received from Grant Thornton LLP its opinion that the Share Exchange Transactions and this Merger are tax-free exchanges under the Code.

The Shareholders may waive any condition specified in this 7(b) if they execute a writing so stating at or prior to the Closing.

     8.  Remedies for Breaches of This Agreement.

Consequences. All of the representations and warranties of the Parties contained in this Agreement as modified in the Disclosure Schedule, shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect thereafter (subject to any applicable statutes of limitations or the limitation periods otherwise set forth in this 8, whichever is shorter).

Nevertheless, all Adverse Consequences (whether suffered by the Shareholders or by Paychex, NBS or the Affiliated Companies) shall in the aggregate not exceed for purposes of the indemnification provisions ten (10%) percent of the value of the consideration received by the Shareholders in the Merger and shall include only those Adverse Consequences which occur prior to the Closing and are determined during the period which ends on the date of issuance to Paychex of the first independent audit report on the combined results of Paychex and NBS (the "Audit Report Date").

     (b) Indemnification Provisions for Benefit of Paychex. Each of the Shareholders agrees that, upon notice from Paychex of the occurrence of Adverse Consequences which meet the limitations of 8(a) or the occurrence of a fact or occurrence described in 8(b)(ii) and demand for indemnification pursuant to this 8(b), the Shareholder will satisfy his Pro Rata obligation by promptly transferring to Paychex that number of Paychex Shares which, at the Paychex Closing Price (adjusted for subsequent stock splits and similar transactions), shall aggregate in value the Shareholder's indemnity obligation.

         (i) Except as otherwise provided in Section 8(b)(ii) below:

            (A) In the event any of NBS or the Shareholders breaches (or in the event any third party alleges facts that, if true, would mean any of the Shareholders has breached) any of their representations, warranties, and covenants contained herein during the applicable survival period, then each of the Shareholders agrees to indemnify Paychex from and against the entirety of any Adverse Consequences Paychex may suffer through the Audit Report Date resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

           (B) The Shareholders severally agree to indemnify Paychex from and against the entirety of any Adverse Consequences NBS or Paychex or both may suffer resulting from, arising out of, relating to, in the nature of, or caused by the failure of the transactions contemplated by this Agreement to be treated as a tax-free reorganization pursuant to the provisions of 368(a)(1)(A) of the Code to the extent they arose out of an act or omission of the Shareholders not provided for in this Agreement.

           (C) The foregoing notwithstanding, the Shareholders shall not have any obligation to indemnify Paychex from and against such Adverse Consequences by reason of this Section 8(b)(i) until Paychex has suffered aggregate Adverse Consequences in excess of a $150,000 (after which point the Shareholders will be obligated to indemnify Paychex from and against further such Adverse Consequences).

(ii) (A)is of a recurring nature, (i.e. affects the income statement for more than one fiscal year) and its existence causes the earnings of NBS, as set forth in
Financial Statements, to be overstated (excluding any increases in workers compensation, employee benefit, state unemployment rates or EEOC claims after the Closing Date), then each of the Shareholders agrees to indemnify Paychex to the extent of the product (the "Product") of (I) 21 times (II) the difference between the earnings as set forth on the Financial Statements and the earnings as corrected in light of that fact or occurrence (the "Difference"); but the Product shall not exceed the limitations of 8(a) with respect to Adverse Consequences.

          (B) The foregoing notwithstanding, the Shareholders shall not have any obligation to indemnify Paychex from and against such fact or occurrence by reason of this Section (8)(b)(ii) until the Products calculated under
Section 8(b)(ii)(A) exceed an aggregate of $2,100,000 (after which point the Shareholders will be obligated to indemnify Paychex from and against further such Products, provided, however, that any Difference of less than $100,000 shall not be considered for purposes of Sections (8)(b)(ii)(A) and (B).

          (C) Any Difference which is below the $100,000 threshold of this
Section 8(b)(ii) shall in be included in the Adverse Consequences considered under Section 8(b)(i) above. Any Product which is equal to or above the $100,000 threshold of this Section 8(b)(ii) shall not be included in the Adverse Consequences considered under Section (8)(b)(i) above.

     (iii) In the event the Adverse Consequences suffered by Paychex, NBS or any of the Affiliated Companies resulting from a breach of the representations and warranties of the Shareholders relate to a matter where NBS or the Affiliated Companies have indemnification from a client covering the full Adverse Consequences, then NBS and/or the Affiliated Companies agree to proceed after judgment against the assets of the client before proceeding against the assets of the Shareholders.

     (iv) In the event the Adverse Consequences suffered by Paychex, NBS or any of the Affiliated Companies resulting from a breach of the representations and warranties of the Shareholders relate to a matter wherein NBS or the Affiliated Companies is insured, then NBS and/or the Affiliated Companies agree to proceed to collect the insurance proceeds before proceeding to collect against the Shareholders.

     (c) Indemnification Provisions for Benefit of the Shareholders.   In the
event Paychex breaches (or in the event any third party alleges facts that, if true, would mean Paychex has breached) any of its representations, warranties, and covenants contained herein during the period, then Paychex agrees to indemnify each of the Shareholders from and against the entirety of any Adverse Consequences the Shareholder may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). Paychex agrees that, upon notice from the Shareholders of the occurrence of Adverse Consequences which meet the limitations of the first sentence of 8(b), and demand for indemnification pursuant to this 8, Paychex will issue to the Shareholders that number of Paychex Shares which, at the Paychex Closing Price (adjusted for subsequent stock splits and similar transactions) shall aggregate in value Paychex' indemnity obligation.

     (d)  Matters Involving Third Parties.

         (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

        (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief (and if an injunction or other equitable relief is sought, the Indemnified Party agrees to give notice to the Indemnifying Party of the Third Party claim and keep the Indemnifying Party apprised of the conduct of such Claim), (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

       (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

        (iv) In the event any of the conditions in 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Patty promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this 8.

     (e) Notice. In the event any Party breaches (or in the event any third party alleges facts that, if true, would mean any of the Shareholders has breached) any of his or its covenants or any of his or its representations and warranties in this Agreement or in the event that any third party shall notify any Indemnified Party with respect to a Third Party Claim which may give rise to a claim for indemnification against the Indemnifying Party, then the (alleged) breaching Party or Indemnifying Party, as the case may be, shall provide written notice to the other Parties of the occurrence and nature of the relevant event.

     (f) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant in this Agreement. Each of the Shareholders hereby agrees that he will not make any claim for indemnification against any of NBS and the Affiliated Companies by reason of the fact that he was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Paychex or Paychex Merger Corp. against such NBS Shareholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     9. Termination.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

         (i) Paychex, NBS, and the Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

        (ii) Paychex may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing (A) in the event any of the Shareholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Paychex has notified the Shareholders of the breach, and the breach has continued without cure for a period of ten days after the notice of breach or (B) if the Closing shall not have occurred on or before November 1, 1996 by reason of the failure of any condition precedent under 7(a) hereof (unless the failure results primarily from either of Paychex or Paychex Merger Corp. itself breaching any representation, warranty, or covenant contained in this Agreement); and

       (iii) the Shareholders may terminate this Agreement by giving written notice to Paychex and Paychex Merger Corp. at any time prior to the Closing
(A) in the event either of Paychex or Paychex Merger Corp. has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Shareholders has notified Paychex or Paychex Merger Corp. (as the case may be) of the breach, and the breach has continued without cure for a period of ten days after the notice of breach or (B) if the Closing shall not have occurred on or before November 1, 1996 by reason of the failure of any condition precedent under 7(b) hereof (unless the failure results primarily from any of the Shareholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (b)Effect of Termination. If any Party terminates this Agreement pursuant to 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party (or any of its officers or directors) to any other Party (except for any Liability of any Party then in breach).

     10. Miscellaneous.

     (a) Nature of Certain Obligations. The representations and warranties of each of the Shareholders in 3(a) above concerning the transaction are several obligations. This means that the particular Shareholder making the representation or warranty will be solely responsible to the extent provided in 8 above for any Adverse Consequences Paychex or Paychex Merger Corp. may suffer as a result of any breach thereof.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of both the Shareholders and Paychex; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Paychex and the Shareholders; provided, however, that Paychex and Paychex Merger Corp. may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Paychex or Paychex Merger Corp. (as the case may be) nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by i) confirmed facsimile transmission followed by first class mail, or (ii) overnight carrier such as Federal Express, or (iii) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Paychex or Paychex Merger Corp., to:

Paychex, Inc.
911 Panorama Trail South
Rochester, New York  14625
Facsimile No.: (716) 383-3428
Attn:  John T. Carlen, Executive Vice President

with a copy to:

Woods, Oviatt, Gilman, Sturman & Clarke LLP
44 Exchange Boulevard
Rochester, New York 14614
Facsimile No.: (716) 454-3968
Attn:  Harry P. Messina, Jr., Esq.

If to NBS, to:

National Business Solutions, Inc.
10105 9th Street North
St. Petersburg, Florida 33617
Facsimile No. (813) 579-1705
Attn:  Stuart G. Lasher, CEO

with a copy to:

Schifino & Fleisher, P.A.
One Tampa City Center, Suite 2700
201 North Franklin Street
Tampa, Florida 33602
Facsimile No.: (813) 223-3070
Attn:  William J. Schifino, Esq.

If to the Shareholders, to
the addresses appearing beneath
their respective names at the conclusion of this Agreement

with a copy to:

Schifino & Fleisher, P.A.
One Tampa City Center, Suite 2700
201 North Franklin Street
Tampa, Florida  33602
Facsimile No.: (813) 223-3070
Attn:  William J. Schifino, Esq.

Any Party any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, request, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provisions or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Paychex, Paychex Merger Corp., NBS and the Shareholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Each of the Parties, NBS, and the Affiliated Companies will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Paychex, NBS and the Shareholders agree that NBS may bear both its and the Shareholders' costs and expenses (including legal and accounting fees and expenses) directly associated with the Merger, the aggregate amount of which shall not exceed $160,000.00.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.
include the feminine, the feminine shall include the masculine, the neuter shall continue both the masculine and feminine, and the singular shall include the plural wherever necessary or appropriate.

     (o) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (p) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in 10(q) below), in addition to any other remedy to which they may be entitled, at law or in equity.

     (q) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Hillsborough County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints his or its attorney named in 10(h) (the "Process Agent") as his or its agent to receive on his or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in 10(h) above or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in 10(h) above. Nothing in this 10(q), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                        PAYCHEX, INC.


                                        By: /s/ John T. Carlen
                                        ___________________________________
                                        Name:  John T. Carlen
                                        Title:  Executive Vice President

                                        PAYCHEX MERGER CORP

                                        By: /s/ John T. Carlen
                                        ___________________________________
                                        Name:  John T. Carlen
                                        Title Executive Vice President

                                        NATIONAL BUSINESS SOLUTIONS, INC.

                                        By: /s/ Stuart G. Lasher
                                        ___________________________________

                                        SHAREHOLDERS

                                        /s/ Stuart G. Lasher
                                        ___________________________________
                                        Stuart G. Lasher
                                        126 Chesapeake Avenue
                                        Tampa, Florida  33606

                                        /s/ Steven M. Esrick
                                        ___________________________________
                                        Steven M. Esrick
                                        50 Dolphin Drive
                                        Treasure Island, Florida  33706

                                        /s/ Glenn H. Singer
                                        ___________________________________
                                        Glenn H. Singer
                                        1000 Island Boulevard
                                        Apt. 2008 W.
                                        North Miami, Florida  33160

                                        /s/ Robert P. Baerwalde, Jr.
                                        ___________________________________
                                        Robert P. Baerwalde, Jr.
                                        503 Old Grove
                                        Lutz, Florida, 33549